UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2017

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2017, Core Molding Technologies, Inc. (the "Company") and its affiliate, Corecomposites de Mexico, S. DE R.L. DE C.V., entered into a twelfth amendment (the "Twelfth Amendment") to that certain Credit Agreement, dated as of December 9, 2008, with KeyBank National Association as a lender, lead arranger, sole book runner and administrative agent (the "Credit Agreement"). Pursuant to the terms of the Twelfth Amendment, the parties agreed to modify certain terms of the Credit Agreement. These modifications included amending the definition of Consolidated Fixed Charges to include all Capital Distributions made in an aggregate amount in excess of Two Million Dollars ($2,000,000) and amending the restricted payment covenant provisions.
The foregoing description is qualified in its entirety by reference to the Twelfth Amendment, a copy of which is attached to this Form 8-K as exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 7, 2017, the Company issued a press release announcing that its Board of Directors has declared a quarterly cash dividend of $0.05 per share, payable on August 30, 2017 to stockholders of record at the close of business on August 18, 2017. A copy of the Company's press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1    Twelfth Amendment to Credit Agreement

Exhibit 99.1    Press release announcing the Quarterly Dividend dated August 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.
August 8, 2017	By:	/s/ John P. Zimmer

Name: John P. Zimmer
Title: Vice President, Treasurer, Secretary and Chief Financial Officer